UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Cigna Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(i)(1) and 0-11.

April 13, 2022

Dear Shareholder:

The Annual Meeting of Shareholders of Cigna Corporation is fast approaching, and according to our latest records, we have not received your vote. Your Board of Directors unanimously recommends that you vote FOR all of the nominees for director in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposals 4, 5 and 6.

To ensure that your shares are represented at the meeting, please take a moment to vote your shares TODAY by telephone or via the Internet.  You may also sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you have received this letter by email, you may also vote by simply clicking on the “VOTE NOW” button in the email.

Thank you for your support.

Very truly yours,

/s/ Julia Brncic
Julia Brncic
Corporate Secretary

YOUR VOTE IS IMPORTANT:

You can vote your shares online or by telephone.
Please use the control number found on the enclosed proxy card and visit
www.proxyvote.com to submit your instructions online; or
  if you received this letter by email, you may simply
click the “VOTE NOW” button in the email.

If you have any questions or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1- 877-750-8166